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                                                                       Exhibit 1

                            AGREEMENT OF JOINT FILING

     James D. Bennett, Bennett Restructuring Fund, L.P. and Bennett Offshore Restructuring Fund, Inc. hereby agree that the Amendment No. 2 to the Statement on Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Statement, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.



Dated May 12, 2006


                                      JAMES D. BENNETT


                                      By: /s/ James D. Bennett
                                          --------------------------------------
                                          Name:  James D. Bennett




                                      BENNETT RESTRUCTURING FUND, L.P.*


                                      By: Restructuring Capital Associates, L.P.
                                          General Partner

                                      By: Bennett Capital Corporation
                                          General Partner



                                      By: /s/ James D. Bennett
                                          --------------------------------------
                                          Name:  James D. Bennett
                                          Title: President



                                      BENNETT OFFSHORE RESTRUCTURING FUND, INC.


                                      By: /s/ James D. Bennett
                                          --------------------------------------
                                          Name:  James D. Bennett
                                          Title: Director